UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                            Valmont Industries, Inc.
 -----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                           47-0351813
     --------------------------------------   -------------------------------
     (State of incorporation or organization)        (I.R.S Employer
                                                      Identification No.)

       One Valmont Plaza, Omaha, Nebraska              68154-5215
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      (Address of principle executive offices)         (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
    to be so registered each                    class is to be registered
   -------------------------                    -------------------------

     Common Stock, $1.00 par value,               New York Stock Exchange
     and associated preferred share
     purchase rights.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                                                               ------------
                                                              (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                      -------------------------------------
                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The description of the common stock of Valmont Industries, Inc., par value $1.00 per share, and the associated preferred share purchase rights, which are attached to and trade with each share of common stock, is incorporated herein by reference to the section entitled "Description of Capital Stock" in Valmont's prospectus dated September 11, 2001, filed with the Securities and Exchange Commission on September 12, 2001, pursuant to Rule 424(b)(3) under the Securities Exchange Act of 1933, as amended, with respect to the registration statement on Form S-3 (File No. 333-59912).

Item 2.  Exhibits.

         Not applicable.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         Valmont Industries, Inc.


                                     By: /s/ Terry J. McClain
                                        ____________________________
                                         Terry J. McClain
                                         Senior Vice President and
                                         Chief Financial Officer

Dated :  August 9, 2002


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